UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report(Date of earliest event reported): March 6, 2013

STRATEGIC DENTAL MANAGEMENT CORP.
(Name of registrant in its charter)

Colorado	000-54717	27-1340346
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

167 Penn Street, Washington Boro, Pennsylvania 17582
 (Address of principal executive offices)

(717) 215-9872
 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Changes in Control of Registrant.

On March 6, 2013 (the “Closing Date”), Brian E. Ray and John Lundgreen, holders (the “Selling Stockholders”) of 4,778,022 shares of common stock of Strategic Dental Management Corp. (the “Registrant”), representing approximately 93.1% of the issued and outstanding common stock of the Registrant (the “Shares”), entered into and performed a securities purchase agreement (the “SPA”) pursuant to which the Selling Stockholders sold 4,777,982 Shares to AAK Ventures, LLC, a Delaware limited liability company (“AAK”).  Pursuant to the SPA, the Selling Stockholders sold the Shares to AAK for aggregate consideration of $298,626.

The Registrant contemplates that the Registrant and certain beneficial stockholders (the “Drywave Stockholders”) of Drywave Technologies USA, Inc., a Delaware corporation (“Drywave”), shall enter into a share exchange and reorganization agreement by and which the Drywave Stockholders shall exchange all of the issued and outstanding shares of Drywave capital currently held by the Drywave Stockholders in exchange for such number of shares of common stock of the Registrant as shall constitute approximately 85.5% of the then outstanding common stock  (the “Exchange”).  The result of the Exchange, assuming such transaction is consummated, of which there can be no assurance, Drywave shall become a wholly-owned subsidiary of the Registrant.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA, effective at the Closing Date:  (a) Brian E. Ray resigned as the Registrant’s Chief Executive Officer, Chief Financial Officer and Controller; (b) John Lundgreen resigned as the Registrant’s Director; and (c) Austin Kibler was appointed to serve as the Registrant’s Chief Executive Officer and a Director.  Mr. Kibler will not receive any compensation for his service as the Registrant’s Chief Executive Officer and Director.  Mr. Kibler’s appointment to serve as the Registrant’s Chief Executive Officer and Director is directly related to the SPA and the Exchange.  AAK, as the Registrant’s majority stockholder determined it to be in the best interests of the Registrant to appoint Mr. Kibler to serve as the Registrant’s Chief Executive Officer and Director to facilitate the potential share exchange transaction between the Registrant and Drywave.  As a result, Mr. Kibler was appointed to serve as the Registrant’s Chief Executive Officer and a Director.  There are no related party transactions between the Registrant and Mr. Kibler that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Background of Directors and Officers

Austin Kibler (age 30) was appointed to serve as the Registrant’s Chief Executive Officer and as the Registrant’s Director as of the Closing Date.  From 2006 to the present, Mr. Kibler served as the founder and sole member of Crown A Excavating, LLC, a Pennsylvania  limited liability company.  The Registrant’s board of directors has determined that Mr. Kibler’s experience working with and operating  small businesses qualifies him to serve on the Registrant’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

STRATEGIC DENTAL MANAGEMENT CORP.

Date: March 12, 2013	By: /s/ Austin Kibler
Austin Kibler Chief Executive Officer